As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1144442
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keith R. Dolliver, Esq.

Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

M. Christopher Hall

Allison C. Handy

Perkins Coie LLP

1201 Third Avenue

Suite 4900

Seattle, WA 98101

Tel: (206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.00000625 per share	1,272,024 shares	$200.19	$254,646,484.56	$33,053.11

(1)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on July 24, 2020.

PROSPECTUS

1,272,024 Shares

Microsoft Corporation

Common Stock

The selling shareholders of Microsoft Corporation referred to in this prospectus, or their transferees, pledgees, donees or other successors, may offer and resell, from time to time, up to 1,272,024 shares of our common stock, par value $0.00000625 per share (“Common Stock”), under this prospectus. The selling shareholders acquired these shares from us pursuant to a Share Purchase Agreement, dated as of May 13, 2020, by and among us, the shareholders and exercising optionholders of Metaswitch Networks Ltd. (“Metaswitch”) party thereto, the shareholders of DC Holdco S.àr.l. (“DC Holdco”) party thereto and Oak Nominees (IOM) Limited, as nominee of the shareholders of Metaswitch party thereto (the “Share Purchase Agreement”), in connection with our acquisition of Metaswitch. We will not receive any proceeds from the sale of these shares by the selling shareholders.

The selling shareholders may sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling shareholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “MSFT.” On July 30, 2020, the last reported sale price of our Common Stock was $203.90 per share.

Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 1 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 31, 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling shareholders are not making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, selling shareholders may offer and sell shares of our Common Stock described in this prospectus in one or more offerings.

You should carefully read this prospectus together with additional information described below under the heading “Where You Can Find More Information” and any prospectus supplement.

References in this prospectus to “Microsoft,” the “Company,” “we,” “us” and “our” and all similar references are to Microsoft Corporation and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.microsoft.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to

i

those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site. In addition, you may request copies of these filings, including the documents listed below under the heading “Incorporation by Reference,” at no cost through our Investor Relations Department at: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone: 800-285-7772 (U.S.) or (425) 706-4400 (international), e-mail: msft@microsoft.com.

This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the common stock by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020;

•	our Current Reports on Form 8-K filed on July 1, 2020 and July 7, 2020; and

•

the description of our Common Stock contained in Exhibit 4.16 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and any amendment or report filed for the purpose of updating such description.

We incorporate by reference in this prospectus any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Accordingly, we caution you against relying on any forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results could differ materially because of, among others, the following factors:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence (“AI”) in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	claims against us that may result in adverse outcomes in legal disputes;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	additional tax liabilities;

•	damage to our reputation or our brands that may harm our business and operating results;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	uncertainties relating to our business with government customers;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business; and

•	the dependence of our business on our ability to attract and retain talented employees.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus.

We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

OUR COMPANY

Microsoft is a technology company whose mission is to empower every person and every organization on the planet to achieve more. We strive to create local opportunity, growth, and impact in every country around the world. Our platforms and tools help drive small business productivity, large business competitiveness, and public-sector efficiency. They also support new startups, improve educational and health outcomes, and empower human ingenuity.

Microsoft Corporation, a Washington corporation, was founded as a partnership in 1975 and incorporated under the laws of the State of Washington in 1981. Our principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and our main telephone number is (425) 882-8080. Our website address is www.microsoft.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and inclusions of our website address in this prospectus are inactive textual references only.

BACKGROUND

On July 14, 2020 we acquired Metaswitch pursuant to a Share Purchase Agreement, dated as of May 13, 2020, by and among us, the shareholders and exercising optionholders of Metaswitch party thereto, the shareholders of DC Holdco party thereto and Oak Nominees (IOM) Limited, as nominee of the shareholders of Metaswitch party thereto. In that transaction, we paid an aggregate of 1,272,024 shares of our Common Stock to certain holders of capital stock of Metaswitch, in addition to the cash consideration payable in the transaction. Under the terms of the Share Purchase Agreement, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of the shares of Common Stock held by former holders of capital stock of Metaswitch.

Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling shareholders, we are referring to the shares of Common Stock held by former holders of capital stock of Metaswitch that we agreed to register pursuant to the Share Purchase Agreement. When we refer to the “selling shareholders” in this prospectus, we are referring to former holders of capital stock of Metaswitch that hold shares of our Common Stock.

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated by reference in this prospectus, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus will be sold by the selling shareholders. We will not receive any of the proceeds from such sales.

SELLING SHAREHOLDERS

Up to 1,272,024 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling shareholders. The shares being offered were issued to the selling shareholders pursuant to the Share Purchase Agreement.

We have prepared the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date of this prospectus with respect to the beneficial ownership of the shares of our Common Stock held by the selling shareholders as of July 14, 2020, the date of closing of our acquisition of Metaswitch. We have not independently verified this information. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of shares of our Common Stock that will be held by the selling shareholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling shareholders will sell all their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 7,567,652,935 shares of our Common Stock outstanding as of July 27, 2020, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling shareholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling shareholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that certain of the selling shareholders (i) are or were employees of the successor of Metaswitch after it was acquired by us or (ii) have or had commercial arrangements with us in the ordinary course of business.

Name of Selling Shareholder	Common Stock Beneficially Owned	Common Stock Covered by this Prospectus	Common Stock Remaining After the Sale of All Common Stock Covered by this Prospectus
Sequoia Capital Entities(1)	(*)	400,836	(*)
Francisco Partners Entities(2)	(*)	801,785	(*)
WRV II, L.P.(3)	(*)	69,403	(*)

All selling shareholders	(*)	1,272,024	(*)

(*)	Less than 1%.
(1)

Consists of (i) 380,417 shares of Common Stock held by Sequoia Capital Growth Fund III AIV, LP, (ii) 16,849 shares of Common Stock held by Sequoia Capital Growth III Principals Fund, LLC and (iii) 3,570 shares of Common Stock held by Sequoia Growth Partners III, L.P. (together, the “Sequoia Capital Entities”). SCGF III Management, LLC is the general partner of each of Sequoia Capital Growth Partners III, L.P. and Sequoia Capital Growth Fund III AIV, LP, and is the managing member of Sequoia Capital Growth III Principals Fund, LLC. As a result, SCGF III Management, LLC may be deemed to share voting and investment power with respect to the shares held by Sequoia Capital Growth Partners III, L.P., Sequoia Capital Growth Fund III AIV, LP and Sequoia Capital Growth III Principals Fund, LLC. Does not include any other shares of our Common Stock that may be deemed to be beneficially owned by Sequoia Capital through entities other than the Sequoia Capital Entities.

(2)

Consists of (i) 767,790 shares of common stock held by Francisco Partners II (Cayman), L.P., (ii) 23,129 shares of common stock held by Francisco Partners II, L.P. and (iii) 10,866 shares of common stock held by Francisco Partners Parallel Fund II, L.P. (together, the “Francisco Partners

Entities”). Francisco Partners II (Cayman), L.P. is controlled by general partner, Francisco Partners GP II (Cayman), L.P., which is controlled by general partner Francisco Partners GP II Management (Cayman) Limited. Each of Benjamin H. Ball, Dipanjan Deb, Neil M. Garfinkel, Keith B. Geeslin, David Golob, Andrew Kowal, Ezra Perlman, Tom Ludwig, Deep Shah and David M. Stanton is a director of Francisco Partners GP II Management (Cayman) Limited, and each may be deemed to share voting and investment power over the shares held by Francisco Partners II (Cayman), L.P. Francisco Partners II, L.P. and Francisco Partners Parallel Fund, L.P. are controlled by general partner Francisco Partners GP II, L.P., which is controlled by general partner, Francisco Partners GP II Management LLC. Each of Benjamin H. Ball, Dipanjan Deb, Neil M. Garfinkel, Keith B. Geeslin, David Golob, Andrew Kowal, Ezra Perlman, Tom Ludwig, Deep Shah and David M. Stanton is a manager of Francisco Partners GP II Management, LLC, and each may be deemed to share voting and investment power over the shares held by Francisco Partners II, L.P. and Francisco Partners Parallel Fund, L.P.
(3)

WRV GP II, LLC is the general partner of WRV II, L.P. Lip-Bu Tan, Michael Marks and Nicholas Brathwaite are members of the investment committee of WRV GP II, LLC and may be deemed to share voting and investment power over the shares held by WRV II, L.P.

PLAN OF DISTRIBUTION

The selling shareholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling our Common Stock received after the date of this prospectus from a selling shareholder as a gift, pledge, distribution or other transfer not involving a sale, may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby. The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	in privately negotiated transactions;

•	settlement of short sales;

•	by agreement with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	any other method permitted by applicable law and not prohibited by any agreement such selling shareholder has with us; and

•	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are not aware of any agreement or understanding, directly or indirectly, between any selling shareholder and any person to distribute the shares covered by this prospectus. If any selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

A selling shareholder that is an entity may elect to make a distribution of the shares of Common Stock covered by this prospectus to its members, partners or shareholders. In such events, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use this prospectus to resell the shares of Common Stock acquired in the distribution.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successor-in-interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation.

In connection with the sale of our shares of Common Stock, unless otherwise restricted by a contractual agreement or, in the case of a selling shareholder who is an employee, our insider trading policy, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling shareholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock registered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the shares of Common Stock offered by them will be the purchase price of the shares of Common Stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

To the extent required, the number of shares of Common Stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement, a post-effective amendment to the registration statement that includes this prospectus or a filing under the Exchange Act that is incorporated by reference in this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We will bear all expenses incident to our obligation to register the shares of Common Stock covered by this prospectus pursuant to the Share Purchase Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, and legally available from Microsoft’s assets. In addition, upon any liquidation of Microsoft, holders of our Common Stock are entitled to a pro rata share of all Microsoft assets available for distribution to shareholders. Each share of Common Stock is entitled to one vote on all matters voted on by the shareholders.

Computershare Limited serves as registrar and transfer agent for our Common Stock.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Keith R. Dolliver, Esq., our Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary.

Mr. Dolliver beneficially owns, or has the right to acquire, an aggregate of less than 0.01 % of the Common Stock of Microsoft Corporation.

EXPERTS

The financial statements incorporated in this prospectus by reference from Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities being registered under this registration statement:

Amount to be paid
SEC registration fee	$33,053
Legal fees and expenses	75,000
Accounting fees and expenses	50,000
Miscellaneous	50,000

Total	$208,053

Item 15. Indemnification of Directors and Officers

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (“WBCA”) authorize Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through .550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property, or services to which the director is not legally entitled.

The Registrant’s Amended and Restated Articles of Incorporation require indemnification of the Registrant’s officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law. The Registrant’s Amended and Restated Articles of Incorporation provide for procedures for those seeking indemnification and/or advancement of expenses. In addition, as authorized by Section 23B.08.320 of the WBCA, the Registrant’s Amended and Restated Articles of Incorporation contain a provision eliminating the personal liability of directors to the Registrant or its shareholders for monetary damages for conduct as a director, except for (a) acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director, (b) conduct violating Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

The Registrant has established an indemnification trust (“2016 Directors’ Trust”) to fund the Registrant’s obligations to indemnify and/or advance expenses to directors arising from their board service in the event the Registrant does not or is financially unable to provide the indemnification and/or advancement. As required by the 2016 Directors’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The Registrant also has an indemnification trust (“2016 Officers’ Trust”) that funds the Registrant’s indemnification obligations to certain past and present officers arising from their activities as such. As required by the 2016 Officers’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The 2016 Directors’ Trust and 2016 Officers’ Trust are successors to certain trusts originally established in 1993, and amended from time to time, to fund Registrant’s indemnification obligations to directors and officers. The Registrant has also entered into separate indemnification agreements with certain of its directors and executive officers.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Keith R. Dolliver, Esq., Microsoft Corporation’s Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary, as to matters of the law of the State of Washington

23.1*	Consent of Keith R. Dolliver, Esq. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of

1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 31st day of July, 2020.

MICROSOFT CORPORATION

By:	/s/ Satya Nadella
Name: Satya Nadella
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Satya Nadella and Amy E. Hood, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 2020.

Signature	Title

/s/ John W. Thompson John W. Thompson	Board Chair

/s/ Satya Nadella Satya Nadella	Director and Chief Executive Officer (principal executive officer)

/s/ Amy E. Hood Amy E. Hood	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Alice L. Jolla Alice L. Jolla	Corporate Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Reid Hoffman Reid Hoffman	Director

/s/ Hugh F. Johnston Hugh F. Johnston	Director

/s/ Teri L. List-Stoll Teri L. List-Stoll	Director

Signature	Title

/s/ Sandra E. Peterson Sandra E. Peterson	Director

/s/ Penny S. Pritzker Penny S. Pritzker	Director

/s/ Charles W. Scharf Charles W. Scharf	Director

/s/ Arne M. Sorenson Arne M. Sorenson	Director

/s/ John W. Stanton John W. Stanton	Director

/s/ Emma N. Walmsley Emma N. Walmsley	Director

/s/ Padmasree Warrior Padmasree Warrior	Director